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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
American Country Holdings, Inc.


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39657 and Form S-8 No. 333-94737) pertaining to the Stock Option Plan of American Country Holdings, Inc. of our reports dated February 24, 1998, with respect to the consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1997, and related schedules of American Country Holdings Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                           /s/ ERNST & YOUNG LLP



Chicago, Illinois
March 29, 2000